UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  October 27, 2005
(Date of earliest event reported)

CGI HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	33-19980-D	87-0450450
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

5 Revere Drive
Suite 510
Northbrook, Illinois  60062
(Address of Principal Executive Offices)

(847) 562-0177

(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02               Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 27, 2005, CGI Holding Corporation d/b/a Think Partnership Inc. (the “Company”) concluded that it would need to amend and restate its previously issued audited consolidated financial statements and other financial information for at least the years ended December 31, 2004, and 2003 and the unaudited consolidated financial statements for the quarters ended September 30, 2004 and 2003, June 30, 2005, 2004 and 2003, and March 31, 2005, 2004 and 2003 (collectively the “Relevant Periods”).  The restatement results from a change to the manner in which the Company now believes it must recognize revenue generated by its Search Engine Enhancement (SEE) business segment.  As a result, investors should no longer rely on the financial statements contained in the Company’s Annual Report on Form 10-KSBand the Company’s Quarterly Reports for the Relevant Periods. Although the Company’s review of the matter is not yet complete, this matter has progressed sufficiently for the Company to conclude that it must restate its financial statements for the Relevant Periods for any financial information that the Company determines is materially different from the financial information contained in the original filing.

On December 30, 2004, the Company filed a Registration Statement on Form SB-2 to register shares of its common stock for sale by the selling shareholders named therein.  Subsequent to the filing of the Form SB-2, the Company has been engaged in discussions with the Staff of the Securities and Exchange Commission regarding, among other things, the Company’s revenue recognition policies.

As previously disclosed in the annual or quarterly reports filed for the Relevant Periods, the Company recognizes revenues from its SEE business segment in the period that they are deemed to be earned and collectible under the accrual method of accounting using the proportional performance model. In the proportional performance model, revenue is recognized using the pattern in which value is provided to the customer over the term of the contract.  Based on additional analyses performed by the Company in response to comments raised by the Staff, the Company now believes that its financial statements for the Relevant Periods should be restated. The Company is determining the scope and manner of the restatement.  On a going forward basis, beginning in September 2005, the Company started selling the services previously packaged as separate products in its SEE business, and now meets the criteria of EITF 00-21: Revenue Arrangements with Multiple Deliverables.  In the past, the services were packaged and did not meet the criteria of EITF 00-21, and, therefore, were treated as one unit of accounting using the proportional performance model as described above.  As such, for revenue recognition going forward, each deliverable will be treated as a separate product or deliverable.  The Company will recognize revenue for each deliverable under its SEE business either on a straight line basis over the term of the contract, or when value is provided to the customer, as appropriate.  The Company also now requires upfront payments prior to commencing work on certain projects.  This policy was implemented to address certain collection issues that the Company had begun to experience in the second half of 2004.

The determination to restate the financial statements was approved by the Company’s audit committee of the board of directors upon the recommendation of the Company’s senior management.  The Company’s senior management and audit committee of the board of directors has discussed the restatements as described in this Form 8-K with Blackman Kallick Bartelstein LLP, the Company’s independent registered public accounting firm.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of the Businesses Acquired.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

99.1	Press Release dated October 28, 2005 announcing the Company’s plans to restate its financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2005

CGI HOLDING CORPORATION.

By:	/s/ Gerard M. Jacobs
Name:	Gerard M. Jacobs
Title:	Chief Executive Officer